Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3, covering the registration of 54,211 shares of common stock, of our report dated March 30, 2006 included in the annual report on Form 10-K of 21st Century Holding Company for the years ended December 31, 2004 and December 31, 2005, and to the reference to our firm under the caption “Experts” in the prospectus.

DeMeo, Young, McGrath of Boca Raton, LLP

Boca Raton, Florida,
February 1, 2007